UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported): May 20, 2015

FIRST CAPITAL BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-33543	11-3782033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Cox Road Glen Allen, VA	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 273-1160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

First Capital Bancorp, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders on May 20, 2015. At the annual meeting, the Company’s stockholders: (i) elected the five persons listed below under Proposal 1 to serve as directors until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified; (ii) approved, in an advisory (non-binding) vote, the compensation of executives disclosed in the Proxy Statement for the 2015 Annual Meeting of Stockholders and (iii) ratified the appointment of BDO USA LLP as the Company’s independent registered public accountant for 2015. The voting results for each proposal are as follows:

Proposal 1: To elect five directors to serve until the 2018 Annual Meeting:

Nominee:	Term-Ending	Votes FOR	Votes WITHHELD	Broker Non-Votes
Neil P. Amin	2018	9,395,284	621,376	1,677,382
Kenneth R. Lehman	2018	9,887,851	128,809	1,677,382
John M. Presley	2018	9,131,310	885,350	1,677,382
Debra L. Richardson	2018	9,910,026	106,634	1,677,382
Robert G. Watts, Jr.	2018	9,161,780	854,880	1,677,382

Proposal 2: To approve, in advisory (non-binding) vote, the compensation of executives disclosed in the Proxy Statement:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
9,575,678	179,099	241,883	1,677,382

Proposal 3: To ratify the appointment of BDO USA LLP as the Company’s independent registered public accounting firm for 2015:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
11,658,236	34,681	1,125	0

Item 8.01	Other Events

On May 20, 2015, First Capital Bancorp, Inc. issued a press release announcing the Board of Directors’ declaration of a cash dividend of $0.01 for each share of common stock outstanding. The dividend is payable June 25, 2015 to stockholders of record on June 10, 2015. A copy of the Company’s press release is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	First Capital Bancorp, Inc. press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL BANCORP, INC.

Date: May 21, 2015	By:	/s/ William W. Ranson
William W. Ranson
Executive Vice President and
Chief Financial Officer